UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)        JANUARY 8, 2008

DUANE READE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)
001-13843	05-0599589
(Commission File Number)	(IRS Employer Identification No.)

440 NINTH AVENUE NEW YORK, NEW YORK	10001
(Address of principal executive offices)	(Zip Code)

(212) 273-5700
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The press release issued by the registrant on January 14, 2008, which reaffirms expectations for full year 2007 results and is attached to this Form 8-K as Exhibit 99.1, is incorporated in this Item 2.02 by reference.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN
OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 8, 2008, Richard W. Dreiling informed Duane Reade Holdings, Inc. (the “Company”) that he would be resigning as President and Chief Executive Officer and Chairman of the Board of Directors of the Company, effective as of January 18, 2008, in order to become the Chief Executive Officer of a major national retail chain.

On January 14, 2008, the Company appointed David D’Arezzo, currently the Senior Vice President and Chief Marketing Officer, as Interim Chief Executive Officer of the Company effective from the time of Mr. Dreiling’s resignation until the time the Company names Mr. Dreiling’s permanent successor. In addition to serving as Interim Chief Executive Officer, Mr. D’Arezzo will continue to serve as Senior Vice President and Chief Marketing Officer of the Company.

In addition, on January 14, 2008, the Company announced that Alan J. Lacy, Senior Adviser to Oak Hill Capital Partners, L.P. and former Chairman and CEO of Sears Holdings, will be working closely with Mr. D’Arezzo with respect to the business of the Company.  Mr. Lacy will also be advising the Company in its permanent CEO search.

Mr. D’Arezzo has been the Company’s Senior Vice President and Chief Marketing Officer since March 2006. Prior to joining the Company, he spent two years as Chief Operating Officer for Raley’s Family of Fine Foods, a privately held supermarket chain headquartered in West Sacramento, CA. From 2002 to 2003, he served as Executive Vice President of Merchandising and Replenishment at Office Depot, a nationwide office supply retailer, and from 1994 to 2002, he served in various roles with Wegmans Food Markets, a regional specialty supermarket chain operating primarily in the northeastern United States, culminating with the position of Senior Vice President of Merchandising. Prior to joining Wegmans, he held various brand management, marketing and sales positions at The Pepsi-Cola Company.

Mr. Dreiling, under his employment agreement, is entitled to receive his base salary through the date of his departure and has 90 days after his departure to exercise options to purchase 48,519 shares of common stock of the Company at a price of $100 per share, the majority of which were granted to him at the commencement of his employment. Mr. Dreiling will continue to be bound by the various non-competition, non-solicitation and other applicable covenants in his employment agreement.

The Company issued a press release relating to the above matters on January 14, 2008, a copy of which is attached as Exhibit 99.1 to this report.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits:
EXHIBIT NO.	DESCRIPTION
99.1	Press Release, dated January 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 14, 2008

DUANE READE HOLDINGS, INC.
By:	/s/ John K. Henry
Name: John K. Henry Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release, dated January 14, 2008